DISTRIBUTION AGREEMENT


     This Distribution Agreement, dated this 31st day of March, 1974, between INVESTORS RESEARCH FUND, INC., a Delaware corporation (hereinafter called the "Fund"), and DIVERSIFIED SECURITIES, INC., a California corporation (hereinafter called the "Distributor"), is made with reference to the following facts:

     The Fund is an investment company registered under the Investment Company Act of 1940.

     The Distributor is a registered broker-dealer.

     The parties hereto agree as follows:

          1. The Distributor shall be the exclusive agent of the Fund to offer for sale Shares of the Fund, commencing on the effective date of this Agreement, as hereinafter set forth, and continuing so long thereafter as this Agreement shall be in effect. Distributor shall have the sole responsibility for the offering for sale of Shares through dealers, but such sales shall be consummated directly between the Fund and the Dealer's customers in the manner requested of the Fund by the Dealer through the Distributor. The Distributor will not purchase Shares from the Fund for resale and will not repurchase Shares. The Distributor will take requests for redemption and repurchases from Dealers and submit such requests to the Fund for execution. The Fund shall not offer Shares for sale for its own account or for the account of others, or authorize others than Distributor to offer or sell Shares for the Fund's account so long as this Agreement shall remain in effect except as follows:

               (a) The Fund may at any time issue Shares as a stock dividend payable in cash or stock at the option of the shareholder.

               (b) The Fund may at any time issue or grant to holders of its outstanding Shares rights to purchase Shares at no less than the net asset value of outstanding Shares, and may issue Shares upon exercise of such rights, provided, however, that all such rights are granted equally to all shareholders. (c) The Fund may at any time issue Shares to any other corporation, association, trust, partnership or individual, or its, their, or his security holders in connection with a plan of merger, consolidation, or reorganization to which the Fund is a party or in connection with the acquisition of all or substantially all the property and assets of such other corporation, association, trust, partnership or individual. (d) The Fund may at any time sell its Shares at net asset value and without sales commission to its directors, officers or partners of the Fund, its Investment Adviser and Distributor or the bona fide, full-time employees or sales representatives of any of the foregoing who have acted as such for not less than ninety (90) days or to any trust, pension, profit-sharing or other benefit plan for such person, upon written assurance that the Shares are being purchase for investment purposes will not be resold except through redemption or repurchase by or on behalf of the Fund. The exception contained in this subparagraph (d) shall be effective only during the period or periods that it is described in the Fund's current Prospectus.

          2. Distributor shall devote its best efforts to effect the sale of Shares of the Fund and to such other activities as are contemplated by this Agreement. It shall use its best efforts to effect such sales in those States in which the Shares may be eligible or qualified for sale.

          3. The Fund shall retain the right to direct the execution of orders for its portfolio transactions with such brokers and eligible dealers as the Fund in its sole and exclusive discretion shall from time to time determine. Distributor agrees to mail to each of the Fund's directors within ten (10) days after the end of each calendar month a written report tabulating the following for such month: the total sales of the Shares of the Fund; the ten (10) brokers or eligible dealers who sold the greatest number of such shares for said month, giving both the number of shares and the dollar volume thereof for each such broker or eligible dealer, and such other pertinent information as may be agreed upon from time to time between the Fund and Distributor.

          4. The Fund agrees that it will make available for offering and sale through Distributor its unissued Shares registered with the Securities and Exchange Commission at the public offering price per Share based on asset value as determined in the manner set forth in the then current Prospectus. The Fund will make available proper certificates for Shares ordered by the Distributor for delivery against payment in Los Angeles, California Clearing House funds. The Fund may, however, withhold Shares from sale temporarily or permanently, at any time if, in the opinion of counsel for the Fund, such offering or sale would be contrary to law, or its Board of Directors determine that such offering or sale is inadvisable in the interests of the Fund. The Fund will give prompt notice to Distributor of any determination to withhold its Shares from sale, and will indemnify Distributor against any loss suffered by Distributor as the result of a good-faith acceptance by Distributor of an order for sale of Shares of the Fund in accordance with Paragraph 8 hereof, and prior to receipt by Distributor of such notice.

          5. The Shares offered and sold through Distributor for the Fund's account under this Agreement shall be offered and sold only at the then current public offering price, provided that Distributor may employ the services of subagents, or may offer Shares for sale for the Fund's account to other dealers, and may allow such other dealers such commissions and may extend such concessions or discounts as are set forth in the then current Registration Statement and Prospectus filed with the Securities and Exchange Commission. Dealers may, in the discretion of Distributor, be given exclusive or other sales rights in State or other areas. No commission shall be allowed and no discounts or concessions shall be extended by Distributor, however, unless Distributor shall obtain a written agreement from each Dealer, running to Distributor and the Fund to the effect that Dealer is a member of the National Association of Securities Dealers, and will comply with the provisions of Section 26 of Article III of the Rules of Fair Practice of that Association, and will not offer for sale or sell Shares of the Fund at less than the public offering price set forth in the then current Registration Statement and Prospectus.

          6. The public offering price of Shares shall at all times be the public offering price then in effect based on net asset value in the manner set forth in the then current Registration Statement and the Prospectus included therein filed by the Fund with the Securities and Exchange Commission to register the Shares so offered. Until further notice from Fund to Distributor, the public offering price will be determined by the Board of Directors of the Fund, at the time and in the manner set forth in the Prospectus.

          7. Distributor shall not, without the consent of the Fund, offer for sale any Shares of the Fund other than Shares made available by the Fund under this Agreement.

          8. All orders for the purchase of Shares offered by the Distributor for the account of the Fund shall be accepted at the time received by
Distributor, and at the offering price then in effect unless rejected by Distributor or by the Fund. Distributor may not receive such orders subject to acceptance or otherwise delay their execution. The Fund shall be promptly advised of all such orders received, and shall make available proper certificates for the Shares ordered for delivery against payment of the purchase price. Certificates shall be delivered by the Fund only against receipt of the purchase price, in Los Angeles, California Clearing House funds, subject to deduction for the commissions of Distributor and Dealer as provided in Paragraph 9 of this Agreement. The provisions of this Paragraph 8 shall not operate to impair the right of the Fund to withhold Shares from sale under the provisions of Paragraph 4 of this Agreement, and Distributor or the Fund may reject any order, provided that the Fund will indemnify Distributor against any loss suffered by Distributor as the result of any order accepted in good faith by Distributor which is rejected by the Fund, unless Distributor shall have received, prior to acceptance of such order, notice from the Fund that such order will be rejected, or that the Fund has determined to withhold Shares from sale.

          9. As compensation for its services as selling agent under this Agreement, Distributor and the Dealer shall receive a commission in an amount equal to 8.5% of the public offering price referred to in Paragraph 6 of this Agreement in single transactions involving less than $10,000.00, reduced in single transactions involving more than $10,000.00 as follows:

                   Sales Commis-       Distributor's             Dealer's Share
                    sion as Per-         Share of                 of Sales Com-
Amount of            centage of       Sales Commission           mission as Per-
  Single              Offering        as Percentage of             centage of
Transaction            Price           Offering Price             Offering Price

Less than $10,000        8.5%                1.5%                      7%

$10,000 or more
but less than
$25,000                  7.75%               1.5%                      5.4%

$25,000 or more
but less than
$50,000                  6.9%                1.5%                      5.4%

$50,000 or more
but less than
$100,000                 4.8%                1.05%                     3.75%

$100,000 or more
but less than
$250,000                 3.5%                0.75%                     2.75%

$250,000 or more
but less than
$500,000                 2.6%                0.60%                     2.0%

$500,000 or more
but less than
$1,000,000               2.0%                0.50%                     1.5%

$1,000,000 or more
but less than
$5,000,000               1.5%                0.375%                    1.125%

$5,000,000 and over      1.0%                0.25%                     0.75%


A single transaction for the purpose of this Agreement shall be as defined in the then current Registration Statement and Prospectus filed with the Securities and Exchange Commission.

          10. The Fund agrees to use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the laws regulating the sale of securities in such States as shall be mutually agreed upon by the Distributor and the Fund. Any such qualification may be terminated or withdrawn by the Fund at any time in its discretion.

          11. The Fund agrees to furnish Distributor a proper form of Prospectus for use in offering the Shares under this Agreement, with such revisions thereof and additions thereto as may be necessary from time to time during the period of this Agreement in order that such form of Prospectus may be suitable and lawful for use in connection with an offering of Shares in interstate commerce, and in States in which Shares are qualified for offering.

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

          12.  Insofar  as they  are  used  in  connection  with  the  sale  and distribution of the Shares, Distributor shall pay all costs and expenses incurred in the preparation, printing and distribution of material required or used in the sale, promotion, underwriting and distribution of the Shares, including but not limited to all costs of printing and distribution only of prospectuses, reports to shareholders and other similar material used in connection with sales. Distributor shall also pay all other expenses in connection  with the  offering  for  sale of  Share to be made by it under  this
Agreement, including the fees and expenses of its counsel and expenses of obtaining proper licenses and authorizations to act as a dealer or salesman of securities in the State of California and other States in which it may elect to make such offerings as a dealer or salesman. The cost of carrying plan accounts for the Fund's shareholders will be borne by the Fund; the cost of initiating new share accounts, including the cost of initiating new investments in existing accounts, will be borne by the Distributor. Distributor also agrees to pay the service charge of the Fund's Custodian for each withdrawal check drawn in connection with the Check-a-Month Payment Plan sponsored by the Fund. Distributor agrees to pay for all costs and expenses incurred in the preparation, printing, distribution and where necessary, filing with appropriate Federal and State agencies, of all sales and advertising material and all printed forms and data required or actually used in connection with the sale and distribution of the Shares, whether contracts, order blanks, confirmation forms or otherwise, but Distributor will not be responsible for expenses or costs in connection with the qualification or registration of the Shares. Distributor will not be liable or responsible for the preparation and distribution of proxy statements.

          13. Distributor agrees to submit to appropriate Federal and State agencies, including the National Association of Securities Dealers, all sales materials and forms prior to their use which are to be used in the sale, promotion, underwriting and distribution of Shares, in compliance with such rules as such agencies, including the National Association of Securities Dealers, shall promulgate, and shall be solely responsible for any such material prepared by Distributor which may be found not to be in compliance. Distributor will inform the Fund what material is being used, and will send copies of all such material to the Fund for its files.

          14. Distributor agrees to render daily to the Fund (c/o Mr. Anthony Guntermann, 308 East Carrillo Street, Santa Barbara, California) and to the Fund's custodian the following: (1) statement of total number of Fund Shares sold, giving gross sales amount, dealer discount, net amount due, Distributor discount, and net to Fund; and (2) total number of Fund Shares redeemed and the dollar amount thereof, and to cause the daily publication of the Fund's bid and asked prices in the normal news media.

          15. The Fund agrees and warrants that all registration statements from time to time filed by it with the Securities and Exchange Commission will contain all statements which are required to be stated therein, that all Prospectuses will contain all statements required to be contained therein, and will conform with the requirements of the Securities Act of 1933 as amended, and the Investment Company Act of 1940 as amended, and the rules and regulations thereunder; that no part of any registration statement or of any application for qualification of said Shares under State securities laws will include, at the time when it or they become effective, any untrue statement of a material fact, or omit to state a material fact required to be stated thereunder, or necessary to make the statements therein not misleading, and that no Prospectus will include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading. Distributor agrees that it will not in offering Shares for sale use any Prospectus or advertising or sales material not approved in writing by the Fund, or make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading. The agreements and warranties of the Fund contained in this Paragraph 15 are made for the benefit of and shall extend in favor of each Dealer to whom sales are made through the Distributor, but only upon the condition that such Dealer will not, in the offering of Shares for sale, use any Prospectus or advertising or sales material not approved in writing by the Fund and/or make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

          16. The Fund will immediately advise Distributor, confirming such advice in writing, in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any Registration Statement or Prospectus, or the initiation of any proceedings for that purpose. The Fund further agrees that if during the term of this Agreement the Securities and Exchange Commission issues any such stop order it will make every reasonable effort to obtain a lifting of such order at the earliest possible moment.

          17. This Agreement shall continue in effect until midnight, March 31, 1975, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in accordance with the provisions of
Section 15 of the Investment Company Act of 1940, as amended. Notwithstanding the foregoing, this Agreement may be sooner terminated without payment of penalty as follows:

                           (a)      Upon either party giving to the other
party at least sixty (60) days' written notice of an intent to terminate;

                           (b)      Upon the giving of at least five (5) days'
written notice by either party to the other party, fixing an earlier termination date, upon the happening of any of the following events:

                                    (i)     The issuance by the Securities and
Exchange Commission of a stop order suspending the effectiveness of any Registration Statement covering the Shares to be offered for the account of the Fund.

                                    (ii)    The institution of court proceedings
by the Securities and Exchange Commission or any other authority empowered to regulate the sale of securities to prevent the offering or sale of Shares to be offered by Distributor for the account of the Fund under this Agreement.

                                    (iii)   The institution by the National
Association  of  Securities   Dealers  of   disciplinary   proceedings   against
Distributor or proceedings to suspend or cancel the membership of Distributor in that organization.

          18. The books and records of Distributor insofar as they related to sales of the Fund's Shares shall be open to inspection during business hours by the officers and authorized representatives of the Fund, and the books and records of the Fund relating to the determination of the offering price of Shares shall be open to inspection during business hours by the officers and authorized representatives of Distributor.

          19. This Agreement shall not be assignable by either party hereto, and in the event of assignment shall automatically be terminated forthwith. Transfer of voting control of Distributor shall constitute an assignment for purposes of this Paragraph 19.

          20. In the event that any provision of this Agreement is now or in the future in violation of the Investment Act of 1940, as now or a mended and in effect, or any present or future rule or regulation at any time placed in effect thereunder by the Securities and Exchange Commission or a registered securities association or other authority empowered to make rules or regulations under said Act, and such violation or prospective violation is brought to the attention of the parties hereto and is not thereafter immediately eliminated by amendment of this Agreement, this Agreement may be terminated forthwith by either party by written notice to the other. The opinion of counsel for either party to this Agreement as to the existence of such violation or prospective violation shall be conclusive and binding on both parties for the purpose of termination under this Paragraph 20.

          21. The Fund agrees to indemnify and hold harmless the Distributor, and each of the persons, if any, who control the Distributor (within the meaning of Section 15 of the Securities act of 1933), any officer or director of the Distributor, against liability, joint or several, to any person acquiring any of the Shares which may be based upon Section 11 or 12 of said Act, or any other statue, or the common law, or otherwise, by reason of the Fund's failure to comply with its agreements under Paragraph 15 hereof, or by reason of the furnishing by the Fund for inclusion in any Registration Statement, Prospectus, or Amendment thereof, or any application for qualification of securities under any other State law of any information containing a misstatement of a material fact or which omits to state a material fact necessary in order to make the information furnished not misleading. Such indemnity shall include expenses (including counsel fees and the cost of any investigation and preparation for any litigation) whether or not resulting in any liability, provided, however,
(a) that in no case shall the Fund be liable unless the party claiming indemnity under the provisions of this Paragraph 21 shall have notified the Fund in writing thereof within ten (10) days after summons or other legal process has been served on the party against whom claim is made or such party's duly designated agent for service of process; and (b) that liability of the Fund shall not extend to any misstatement or omission in such Registration Statement, Prospectus, or Securities Application which is the result of or based upon information supplied to the Fund by the Distributor.

          The Fund may at its option assume the defense of any suit brought to enforce any such liability, but such defense shall be conducted by counsel of good standing chosen by the Fund and satisfactory to the Distributor. If the Fund elects to assume the defense of any such suit and retains counsel satisfactory to the Distributor, the Distributor shall bear the fees and expenses of any additional counsel retained by it; but in case the Fund does not elect to assume the defense of any such suit, or if counsel retained by the Fund is not satisfactory to the Distributor, the Fund will reimburse the Distributor or the person or persons named as defendant in any such suit, for the fees and expenses of any counsel retained by them.

          The indemnification agreement contained in this Paragraph 21, and the representations and warranties of the Fund in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Distributor or any person in control of the Distributor, and shall survive the delivery of any Shares hereunder. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it, or any of its officers and directors in connection with the issue or sale of any of the Shares covered by any applicable Registration Statement.

          22. The Distributor agrees to indemnify and hold harmless the Fund, and each of the persons, if any, who control the Fund (within the meaning of
Section 15 of the Securities Act of 1933), and any officer or director of the Fund, against liability, joint and several, to any person acquiring any of the Shares which may be based upon Section 11 or 12 of said Act, or any other statute, or the common law, or otherwise, by reason of Distributor's failure to comply with its agreements under Paragraph 15 hereof, or by reason of the furnishing by Distributor for inclusion in any Registration Statement, Prospectus, or Amendment thereof or any application for qualification of securities under any State law of any information containing a misstatement of a material fact or which omits to state a material fact necessary in order to make the information furnished not misleading. Such indemnity shall include expenses (including counsel fees and the costs of any investigation and preparation for any litigation) whether or not resulting in any liability, provided, however,
(a) that in no case shall Distributor be liable unless the party claiming indemnity under the provisions of this Paragraph 22 shall have notified Distributor in writing thereof within ten (10) days after summons or other legal process shall have been served on the party against whom claim is made or such party's duly designated agent for service of process; and (b) that liability of the Distributor shall not extend to any misstatement or omission in such Registration Statement, Prospectus or Securities Application which is the result of or based upon information supplied by the Fund.

          Distributor may at its option assume the defense of any suit brought to enforce any such liability but such defense shall be conducted by counsel of good standing chosen by Distributor and satisfactory to the Fund. If Distributor elects to assume the defense of any such suit and retains counsel satisfactory to the Fund the Fund shall bear the fees and expenses of any additional counsel retained by it, but in case the Distributor does not elect to assume the defense of any such suit, or if counsel retained by the Distributor is not satisfactory to the Fund, Distributor will reimburse the Fund or the person or persons named as defendant in any such suit, for the fees and expenses of any counsel retained by them.

          The indemnification agreement contained in this Paragraph 22, and the representations and warranties of Distributor in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Fund or by any person in control of the Fund, and shall survive the delivery of any Shares hereunder. Distributor agrees properly to notify the Fund of the commencement of any litigation or proceedings against it, or any of its officers and directors, in connection with the issue or sale of any of the Shares covered by any application Registration Statement.

          23. The Fund agrees to disclose this Agreement to the Securities and Exchange Commission upon its execution, and approval by the Board of Directors of the Fund.

          24. Notwithstanding anything to the contrary herein contained, no provision of this Agreement protects or purports to protect Distributor against any liability to the Fund or its security holders to which Distributor would otherwise be subject by reason of wilful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

          25. Any and all notices required hereunder by or from either party shall be in writing and shall be served by registered mail, postage prepaid.
Notices to the Fund shall be sent to 924 Laguna Street, Santa Barbara, California 93101, and to Distributor at P. O. Box 357, Long Beach, California 90801. Either party may change the foregoing addresses by the service on the other party of a written notice specifying the new address or addresses to which notices are to be sent.

          26. Distributor agrees not to act as principal underwriter of another fund.

          27. This Agreement shall be executed in two counterparts, each of which shall be an original.

          The parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized officers, and their corporate seals to be affixed as of the day and year hereinbefore set forth.

INVESTORS RESEARCH FUND, INC.                        DIVERSIFIED SECURITIES INC.


By_________/S/______________                       By____________/S/____________
            John R. Noble                                      Robert J. Conway

By_________/S/______________                       By____________/S/____________
       Francis S. Johnson                                  Robert A. Wildenberg